Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2015 Results

•	Q2 2015 revenue of $66.4 million, up 9%, exceeds high-end of guidance led by U.S. non- ERP growth of 15%
•	Q2 2015 pro forma EPS of $0.19 cents, up 19%, also exceeds high-end of guidance
•	Semi-annual $0.10 per share dividend paid on July 10th

MIAMI, FL – August 11, 2015 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the second quarter, which ended July 3, 2015.

Second quarter 2015 revenue increased 9%, or 11% in constant currency, to $66.4 million, as compared to $61.1 million for the same period in 2014. Pro forma diluted earnings per share were $0.19 for the second quarter of 2015, an increase of 19%, as compared to $0.16 for the same period in 2014.  Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.12 for the second quarter of 2015, an increase of 33%, as compared to $0.09 in the second quarter of 2014.

On July 10, 2015, the Company paid its first semi-annual dividend of $0.10 per share, totaling $3.1 million, to its shareholders of record on June 29, 2015.  Additionally, the Company utilized cash to repurchase approximately 74 thousand shares of the Company’s common stock at an average price of $9.51 per share for a total cost of $703 thousand. As of the end of the second quarter of 2015, the Company’s remaining stock repurchase authorization was $2.3 million.

“This was another strong quarter, driven by very strong U.S. demand across virtually all of our practices,” stated Ted A. Fernandez, Chairman  & CEO of The Hackett Group, Inc.  “More importantly, this momentum is continuing into the second half of the year and when coupled with the exciting and recently announced IP-based alliances, we continue to redefine the growth opportunities available to our organization.”

Based on current economic outlook, the Company estimates total revenue for the third quarter of 2015 to be in the range of $63.5 million to $65.5 million, and estimates pro forma diluted earnings per share to be in the range of $0.17 to $0.19.

Other Highlights

ADP Alliance – In August, The Hackett Group announced an agreement with ADP that will add a dedicated Hackett best practices advisory program to ADP’s Vantage HCM® solution. ADP Vantage HCM is a cloud-based human capital management (HCM) solution that helps organizations find, develop and retain great people.  It is an integrated platform that addresses the strategic needs of HR, as well as the compliance and risk mitigation aspects of talent, benefits, payroll, and time and labor management. By augmenting ADP’s Vantage HCM with industry best practices from The Hackett Group, clients will enhance their ability to achieve business outcomes by better aligning their HR services with their business strategy.  ADP Vantage HCM clients now have access to: Vantage-specific best practice configuration guides and process flows; HR performance metrics and best-practice HCM research; and HCM subject matter experts.

Oracle HPE Partnership - The Hackett Group announced plans to team up with Oracle to offer its new cloud-based Hackett Performance Exchange (“HPE’) leveraging Oracle’s Business Intelligence Cloud Service (“BICS”) Platform. The pairing creates a comprehensive performance analytics offering in the cloud, combining a business intelligence platform and comparative performance metrics with peer group and world class data.

CIMA Alliance – On April 20, 2015, The Hackett Group and The Chartered Institute of Management Accountants (CIMA), announced a strategic collaboration that will bring to market the first comprehensive talent management and professional development qualification program specifically tailored for Global Business Services (GBS) and shared services professionals. By working together, The Hackett Group and CIMA are seeking to respond to the clear need for GBS and shared services organizations to invest in programs to hire, develop, and retain staff in order to grow the professional skills and knowledge needed to achieve and maintain world-class performance standards.

Answerthink SAP Award – Answerthink, a division of The Hackett Group, announced that it had received a 2015 SAP® Pinnacle Award as a Valued-Added Reseller of theYear, in recognition of its outstanding contributions as an SAP partner. SAP presents these awards annually to top partners that have excelled in developing and growing their partnership with SAP and helping customers run better.

Technolab –  The Company also announced today the finalization of employment inducement restricted stock awards pursuant to NASDAQ Rule 4350(i)(1)(A) covering approximately 293,000 shares granted to five employees that joined the Company in connection with the acquisition of  Technolab International Corporation in February of 2014. The shares contain restrictions on transfer and are subject to forfeiture depending on the nature of the recipient’s termination of employment.  The shares will vest over a five year period.

On Tuesday, August 11, 2015, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: Second Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 11, 2015 and will run through 5:00 P.M. ET on Tuesday, August 25, 2015. To access the rebroadcast, please dial (800) 677-0672. For International callers, please dial (203) 369-3130.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com  approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 11, 2015 and will run through 5:00 P.M. ET on Tuesday, August 25, 2015. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 11,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 86% of the Fortune 100, 87% of the DAX 30 and 51% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2015	2014	2015	2014
Revenue:
Revenue before reimbursements ("net revenue")	$59,423	$55,000	$114,328	$104,418
Reimbursements	6,972	6,052	13,041	11,539
Total revenue	66,395	61,052	127,369	115,957

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	36,404	33,568	70,041	66,206
Non-cash stock compensation expense	1,056	723	2,091	1,338
Acquisition-related non-cash stock compensation expense	152	276	426	347
Acquisition cash consideration reflected as compensation expense	-	860	-	1,720
Reimbursable expenses	6,972	6,052	13,041	11,539
Total cost of service	44,584	41,479	85,599	81,150

Selling, general and administrative costs	14,675	14,341	28,937	27,252
Non-cash stock compensation expense	540	691	1,055	1,344
Amortization of intangible assets	547	575	1,094	1,126
Acquisition related costs	-	-	-	120
Total selling, general, and administrative expenses	15,762	15,607	31,086	29,842

Bargain purchase gain from acquisition	-	-	-	(3,015)
Restructuring costs	-	-	-	3,604
Total costs and operating expenses	60,346	57,086	116,685	111,581

Income from operations	6,049	3,966	10,684	4,376

Other income (expense):
Interest income	-	1	2	2
Interest expense	(109)	(166)	(249)	(290)

Income from operations before income taxes	5,940	3,801	10,437	4,088
Income tax expense	2,249	973	3,741	855
Net income	$3,691	$2,828	$6,696	$3,233

Basic net income per common share:
Income per common share from operations	$0.13	$0.10	$0.23	$0.11
Weighted average common shares outstanding	28,718	28,939	28,635	29,029

Diluted net income per common share:
Income per common share from operations	$0.12	$0.09	$0.22	$0.11
Weighted average common and common equivalent shares outstanding	30,888	29,984	30,403	29,926

Pro forma data (1):
Income from operations before income taxes	$5,940	$3,801	$10,437	$4,088
Bargain purchase gain from acquisition	-	-	-	(3,015)
Non-cash stock compensation expense	1,596	1,414	3,146	2,682
Acquisition-related non-cash stock compensation expense	152	276	426	347
Acquisition-related cash compensation expense	-	860	-	1,720
Acquisition-related costs	-	-	-	120
Restructuring costs	-	-	-	3,604
Amortization of intangible assets	547	575	1,094	1,126
Pro forma income before income taxes	8,235	6,926	15,103	10,672
Pro forma income tax expense	2,471	2,216	4,531	3,639
Pro forma net income	$5,765	$4,710	$10,572	$7,033

Pro forma basic net income per common share	$0.20	$0.16	$0.37	$0.24
Weighted average common shares outstanding	28,718	28,939	28,635	29,029

Pro forma diluted net income per common share	$0.19	$0.16	$0.35	$0.24
Weighted average common and common equivalent shares outstanding	30,888	29,984	30,403	29,926

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, restructuring expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with
Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued
inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	July 3,	January 2,
	2015	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,217	$14,608
Accounts receivable and unbilled revenue, net	44,605	37,421
Deferred tax asset, net	2,315	2,828
Prepaid expenses and other current assets	2,489	2,199
Total current assets	65,626	57,056

Property and equipment, net	14,017	13,753
Other assets	5,372	6,548
Goodwill, net	75,374	75,429
Total assets	$160,389	$152,786

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,167	$7,909
Accrued expenses and other liabilities	35,238	30,901
Current portion of long-term debt	3,321	-
Total current liabilities	43,726	38,810
Long-term deferred tax liability, net	8,821	5,925
Long-term debt	14,942	18,263
Total liabilities	67,489	62,998

Shareholders' equity	92,900	89,788
Total liabilities and shareholders' equity	$160,389	$152,786

Page 6 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	July 3,	April 3,	June 27
	2015	2015	2014
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$55,991	$51,592	$49,151
ERP Solutions (3)	10,404	9,382	11,901
Total revenue	$66,395	$60,974	$61,052

Revenue Concentration:
(% of total revenue)
Top customer	3%	4%	5%
Top 5 customers	14%	15%	19%
Top 10 customers	25%	25%	29%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	810	778	774
Total headcount	1,012	973	975
Days sales outstanding (DSO)	61	63	65
Cash provided by (used in) operating activities (in thousands)	$7,015	$(340)	$611
Depreciation (in thousands)	$663	$612	$565
Amortization (in thousands)	$547	$547	$590

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$397	$374	$359

ERP Solutions:
ERP Solutions consultant utilization rate (3)	77%	72%	75%
ERP Solutions gross billing rate per hour (3)	$136	$142	$125

Shares Repurchased:
Shares purchased (in thousands) (5)	83	342	502
Cost of shares repurchased (in thousands) (5)	$816	$2,718	$3,027
Average price per share of shares purchased (5)	$9.83	$7.95	$6.03
Remaining Plan authorization (in thousands)	$2,309	$3,012	$2,296

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 42% of which are offshore resources.
(4) Certain reclassifications have been made to conform with current reporting requirements.
(5) Shares repurchased include shares bought back to satisfy employee net vesting obligations of 9 thousand shares for $113 thousand; 267 thousand shares for $2.1 million; and 11 thousand shares for $66 thousand, for the quarters ended July 3, 2015, April 3, 2015 and June 27, 2014, respectively.